SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 20, 1999

                                   ----------


                               GENTA INCORPORATED
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-19635


              Delaware                                      33-0326866
  (State or other jurisdiction of                (I.R.S. Employer Identification
   incorporation or organization)                            Number)



              99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (781) 860-5150
              (Registrant's telephone number, including area code)

                               GENTA INCORPORATED
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Item 5. Other Event............................................................3

Item 7. Exhibit................................................................3

Signature......................................................................4



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

Item 5. OTHER EVENT

         On May 20, 1999 the Company issued the press release attached to this Form as Exhibit 99.1.

Item 7.  EXHIBIT

        99.1 Press Release dated May 20, 1999.



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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 21, 1999

                                      GENTA INCORPORATED


                                      /s/  Kenneth G. Kasses, Ph.D.
                                      ------------------------------------------
                                      Kenneth G. Kasses, Ph.D.
                                      Chairman of the Board of Directors,
                                      President and Principal Executive Officer

                                  Exhibit 99.1
                                  Press Release


AT THE COMPANY              AT THE FINANCIAL RELATIONS BOARD
--------------              --------------------------------
Gerald Schimmoeller         For General Info:   Susan Jayson     (212) 661-8030
Vice President & CFO        For Analyst Info:   Brian Gill       (212) 661-8030
(781) 860-5143              For Media Info:     Deanne Eagle     (212) 661-8030

FOR IMMEDIATE RELEASE:
----------------------
May 20, 1999


                          GENTA INCORPORATED ANNOUNCES
                           FIRST QUARTER 1999 RESULTS

LEXINGTON, MA, May 20, 1999 -- Genta Incorporated (Nasdaq: GNTA) announced today its operating results for the first quarter ended March 31, 1999. The Company reported a net loss applicable to common shareholders totaling $0.5 million, or a loss of $(0.04) per common share on 12.9 million shares for the three months ended March 31, 1999, compared to a net loss of $1.8 million, or a loss of $(0.31) per common share on 5.7 million shares, for the same period in 1998.

The net loss for the three months ended March 31, 1999 includes a one-time, non-recurring gain related to Genta's equity interest in the net income of its joint venture with SkyePharma PLC. The $2.3 million gain resulted from an agreement on March 4, 1999 in which Genta and SkyePharma agreed to release each other from all liability relating to unpaid development cost and funding obligations. The net loss in the first quarter 1999 also includes $0.3 million in accrued dividends payable in the Company's common stock to preferred stockholders. The net loss from discontinued operations (the Company's wholly-owned specialty chemicals subsidiary, JBL Scientific, Inc.) was approximately $0.2 million in the first quarter 1999, compared with an income of $0.1 in the same period of 1998 as a result of lower product sales at JBL in 1999. JBL is reported as discontinued operations as a result of the sale of its business, which was previously announced on May 10, 1999.

"We had several significant achievements in 1999," said Kenneth G. Kasses, Ph.D., President and CEO of Genta. "In March we entered into an Asset Purchase Agreement with Promega Corporation to sell substantially all of the assets and certain liabilities of JBL Scientific, Inc. This transaction was completed on May 10, 1999. Based on the current rate of spending and current activities, Genta should have sufficient cash to fund its operations into the first quarter of 2000. A Phase I/IIa study was initiated at Georgetown University's Lombardi Cancer Center along with a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute."

"In addition, three of our collaborators recently presented their findings with our lead development compound, G3139, at the American Society of Clinical Oncology annual meeting. I believe these data were well-received by those in attendance and that they demonstrated that we are able to consistently produce the expected biological response in lowering the target protein. Even more encouraging is that while being early or preliminary reports, they did note clinical findings in the patients' diseases, findings which will help us move more expeditiously into definitive trials. In fact, based on the data presented at ASCO, we believe that G3139 now is in the forefront of antisense-based, cancer therapy development," said Dr. Kasses.

Genta Incorporated is a biopharmaceutical company whose strategy consists of building a product and technology portfolio concentrating on its Anticode(TM) (antisense) products intended to treat cancer at its genetic source.

To receive Genta Incorporated's latest news release and other corporate announcements via fax, at no cost, dial 1-800-PRO-INFO; use the Company's symbol GNTA. Or visit The Financial Relations Board's web site at www.frbinc.com.

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expectations are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward- looking statements. For example, the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; Genta has not successfully completed human clinical trials of a product based on antisense technology; and delays in the completion of clinical trials as a result of delays in patient enrollment or other factors may occur. Examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; the timely development, receipt of necessary regulatory approvals and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; and the changing of market conditions. The Company does not undertake to update forward-looking statements.

Financial tables follow.

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



                          Consolidated Statements of Operations Data
                             (in thousands, except per share data)

                                                                        Three Months ended
                                                                             March 31,
                                                                 1999                        1998
                                                             --------                    --------
Revenues:

Collaborative research and development                    $        -                   $       17

Cost and expenses:
Research and development                                       1,090                          813
General and administrative                                     1,112                          996
                                                             --------                    --------
Total cost and expenses                                        2,202                        1,809

Loss from operations                                          (2,202)                      (1,792)
Equity in net loss of joint venture                            2,284                         (156)
Other income (expense), net                                      (98)                          83
                                                             --------                    --------
Loss from continuing operations                                  (16)                      (1,865)
(Loss) income from discontinued operations                      (189)                         103
Dividends accrued on preferred stock                            (343)                           0
                                                             --------                    --------
Net loss applicable to common shareholders                      (548)                      (1,762)

Net loss applicable to common shares                       $   (0.04)                   $   (0.31)


Shares used in computing net loss per share                   12,902                        5,727


                                           Consolidated Balance Sheet Data

                                                            March 31,                December 31,
                                                                 1999                        1998
                                                            ---------                    --------
Cash, cash equivalents and
  short-term investments                                   $     639                   $    2,459
Working capital                                                1,565                        3,629
Total assets                                                   5,447                        7,551
Total stockholders' equity                                     2,960                        2,959




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